NEWS RELEASE

For Immediate Release

SONO RESOURCES RECEIVES FINAL MINISTRY APPROVAL AND CLOSES THE ACQUISITION OF COPPER AND SILVER LICENSES IN BOTSWANA, AFRICA

VANCOUVER, British Columbia, July 25, 2011 /PRNewswire/ -- Sono Resources Inc. (OTCQB-SRCI); the "Company" or "Sono") has received final regulatory approval by the Ministry of Minerals, Energy and Water of Botswana to acquire three mineral exploration licenses covering 2,965.6 square kilometers in Northwest Botswana, Africa.

On April 1, 2011, Sono entered into a formal Share Purchase Agreement to purchase 95 percent of the issued and outstanding shares of Bonnyridge (PTY) Ltd. Bonnyridge (PTY) is the legal and beneficial owner of three mineral exploration license blocks covering 2,965.6 square kilometers in Northwestern Botswana, Africa. Sono subsequently entered into an amending agreement, which further extended the closing of the purchase until final ministry approval was obtained. Final ministry approval was received on July 22, 2011.

The area where the licenses are located has been widely characterized as an extension of the Kalahari Copper Belt, which is believed to extend from Zambia through Botswana and into Namibia. The belt is home to many producing copper mines and many more recent and successful exploration activities.

Peter Wilson, CEO of Sono Resources states, "The recent increase in world base and precious metal prices combined with projected demand, are compelling reasons to explore for copper and silver in one of the last possible district sized mineral belts left on the planet. This final approval and closing opens the door for us to immediately begin our well-planned exploration program."

About Sono Resources Inc.

Sono Resources Inc. is a mineral exploration company seeking to acquire, explore and develop highly prospective metal projects in Africa. Its core project, located in Botswana, covers 2965.6 square kilometers and is part of the Kalahari Copper Belt, recognized as one of the largest producing Copper belts in the world. See www.sonoresourcesinc.com for more information.

Contact:

Investor Relations
1.855.662.7666

Certain statements in this release are forward-looking statements, which reflect the expectations of management. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to the Company's further drilling, its expectations to receive results or its ongoing exploration program. Such statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits the Company will obtain from them. These forward-looking statements reflect management's current views and are based on certain expectations, estimates and assumptions, which may prove to be incorrect. A number of risks and uncertainties could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, including: (1) a downturn in general economic conditions in North America and internationally, (2) the inherent uncertainties and speculative nature associated with mineral exploration and production, (3) a decreased demand for minerals and fluctuations in the price of such minerals, (4) any number of events or causes which may delay or cease exploration and development of the Company's property interests, such as environmental liabilities, weather, mechanical failures, safety concerns and labor problems; (5) the risk that the Company does not execute its business plan, (6) political and foreign risks, (7) inability to retain key employees, (8) inability to finance operations and growth, and (9) other factors beyond the Company's control. These forward-looking statements are made as of the date of this news release and, except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons why actual results differed from those projected in the forward-looking statements. We seek safe harbor.